Execution Copy

10,057,495 shares

PHILLIPS-VAN HEUSEN CORPORATION

Shares of Common Stock, par value $1.00 per share

UNDERWRITING AGREEMENT

May 9, 2006

Lehman Brothers Inc.
As Representative of the several
Underwriters named in Schedule 1 attached hereto,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

Certain stockholders of Phillips-Van Heusen Corporation, a Delaware corporation (the "Company"), named in Schedule 2-A attached hereto (the "Firm Selling Stockholders"), propose to sell an aggregate of 10,057,495 shares (the "Firm Stock") of the Company's common stock, par value $1.00 per share (the "Common Stock"). In addition, certain stockholders of the Company specified in Schedule 2-B (the "Option Selling Stockholders") propose to grant to the underwriters (the "Underwriters") named in Schedule 1 attached to this agreement (this "Agreement") an option to purchase up to an additional 1,508,624 shares of the Common Stock on the terms set forth in Section 3 (the "Option Stock"). The Firm Selling Stockholders and the Option Selling Stockholders are hereinafter collectively called the "Selling Stockholders". The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Selling Stockholders by the Underwriters.

1.           Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

             (a)          A registration statement on Form S-3 relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and each amendment thereto have been delivered by the Company to you as the representative (the "Representative") of the Underwriters. As used in this Agreement:

(i) "Applicable Time" means 6:00 p.m. (New York City time) on the date of this Agreement;

(ii) "Effective Date" means the date and time as of which such registration statement was declared effective by the Commission;

               (iii)           "Issuer Free Writing Prospectus" means each "free writing prospectus" (as defined in Rule 405 of the Rules and Regulations ("Rule 405")) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

               (iv)            "Preliminary Prospectus" means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

               (v)             "Pricing Disclosure Package" means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

               (vi)             "Prospectus" means the final prospectus relating to the Stock, including any prospectus supplement thereto relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

               (vii)            "Registration Statement" means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the "most recent Preliminary Prospectus" shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company's knowledge, threatened by the Commission.

(b) The Company is a "well-known seasoned issuer" (as defined in Rule 405) eligible to use Form S-3 for the offering of the Stock, including not being an "ineligible issuer" (as defined in Rule 405).

          (c)          The Registration Statement conformed in all material respects on the Effective Date and will conform in all material respects on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

          (d)           The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

          (e)            The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

          (f)             The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g)            The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the price of the Stock and disclosures directly relating thereto will be included on the cover page of the Prospectus; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

          (h)            Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the price of the Stock and disclosures directly relating thereto will be included on the cover page of the Prospectus.

          (i)             Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were required to be filed pursuant to the Rules and Regulations.

          (j)              The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the most recent Preliminary Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

          (k)               Each of the subsidiaries listed on Schedule 3 (the "Material Subsidiaries") (i) has been duly incorporated and (ii) is an existing corporation in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority to own its properties and conduct its business as described in the most recent Preliminary Prospectus; and each Material Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding capital stock of each Material Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and, except as disclosed in the most recent Preliminary Prospectus, except under the Company's revolving credit facility, the Company's 7-3/4% debentures due 2023 and a lien in favor of Mr. Calvin Klein, the capital stock of each Material Subsidiary is owned by the Company, directly or through subsidiaries free from material liens and encumbrances.

           (l)              The Company has an authorized capitalization as set forth in the most recent Preliminary Prospectus, and the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform, in all material respects, to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with U.S. federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.

          (m)             The shares of the Stock to be issued to and sold by the Selling Stockholders under this Agreement (i) will be issued in accordance with the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of the Company dated February 10, 2003 (the "Certificate of Designation"), and (ii) have been duly authorized for issuance and, at the time such shares of the Stock are to be sold by the Selling Stockholders will be duly and validly issued, fully paid and non-assessable and conform, in all material respects, to the description thereof contained in the most recent Preliminary Prospectus.

(n) This Agreement has been duly authorized, executed and delivered by the Company.

          (o)             No consent, approval, authorization, registration, qualification, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated hereby in connection with the issuance and sale of the Stock, except for such consents, approvals, authorizations, registrations, qualifications, orders and filings under the Securities Act, the rules and regulations of the New York Stock Exchange or applicable state securities laws.

          (p)             The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, including without limitation, the issuance of the Stock and compliance by the Company with the terms and provisions of this Agreement, do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or properties of the Company or any of its subsidiaries under (i) the charter, bylaws or other organizational documents of the Company and any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, assets or operations or (iii) any indenture, mortgage, loan or credit agreement, note, lease, permit, license or other agreement or instrument to which the Company or any subsidiary of the Company is a party or by which the Company or any such subsidiary is bound or to which any of the assets or properties of the Company or any of its subsidiaries are subject, except, in the case of clauses (ii) and (iii), for such conflicts, breaches, violations or defaults or liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect.

          (q)              Except as described or summarized in the most recent Preliminary Prospectus and with respect to shares of the Company's common stock (i) issued to the former stockholders of Calvin Klein, Calvin Klein (Europe), Inc., Calvin Klein (Europe II) Corp., Calvin Klein Europe S.r.l. and CK Service Corp. in connection with the Company's acquisition of such companies and (ii) issuable upon conversion of the Company's Series B convertible preferred stock, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

          (r)            Except as disclosed in the most recent Preliminary Prospectus and except for the Company's obligations to Peter J. Solomon Company L.P., there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the issuance and sale of the Stock contemplated by this Agreement.

          (s)            The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

          (t)             The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved.

          (u)            Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the Rules and Regulations.

          (v)          The Company and each of its subsidiaries have good and marketable title to all items of real property and other property owned by each of them, in each case free and clear of any pledge, lien, encumbrance, security interest or other claim of any third party or defect in title, except (i) to the extent such would not, individually or in the aggregate, have a Material Adverse Effect, (ii) liens described in the most recent Preliminary Prospectus and (iii) liens under the Company's revolving credit facility, the Company's 7-3/4% debentures due 2023 and a lien in favor of Mr. Calvin Klein. Any real property and other property held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with no exceptions except as would not, individually or in the aggregate, have a Material Adverse Effect.

          (w)          The Company and each of its subsidiaries carry or are entitled to the benefits of insurance in such amounts as, in the reasonable judgment of the Company, are sufficient for the businesses in which they are engaged and, except as would not have a Material Adverse Effect, all such insurance is in full force and effect.

          (x)           Except as disclosed in the most recent Preliminary Prospectus, there are no pending actions, suits, proceedings or investigations against or, to the Company's knowledge, affecting the Company, any of its subsidiaries or any of their respective properties, assets or operations that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and, to the Company's knowledge, no such actions, suits or proceedings are threatened.

          (y)          Except as would not, individually or in the aggregate, have a Material Adverse Effect, no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened.

          (z)          Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries have filed on a timely basis, or caused to be filed on a timely basis, in each case, taking into account extensions, any and all tax returns required to be filed by them under applicable law, which returns are complete and correct in all material respects. Neither the Company nor any of its subsidiaries is in default in the payment of any taxes, except as would not, individually or in the aggregate, have a Material Adverse Effect.

          (aa)        Neither the Company nor any of its Material Subsidiaries is (i) in violation of its charter or by-laws, except (in the case of such Material Subsidiaries only) as would not have a Material Adverse Effect, or (ii) except as would not have a Material Adverse Effect, in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

          (bb)       The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the U.S. Investment Company Act of 1940 (the "Investment Company Act"), and the Company is not and, as of the Delivery Date will not be an "investment company" as defined in the Investment Company Act.

          (cc)        Except as disclosed in the most recent Preliminary Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, there has not been a Material Adverse Effect.

          (dd)       The Company and its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls over financial reporting that the Company believes are sufficient to provide reasonable assurance that transactions are properly authorized and recorded and detailed records are kept which accurately and fairly reflect financial activities, so as to permit the preparation of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States.

          (ee)        The Company and each of its subsidiaries have established and maintain disclosure controls and procedures, such disclosure controls and procedures are designed in a manner the Company believes sufficient to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to the management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate and to the extent required by the Rules and Regulations, to allow timely decisions regarding required disclosure to be made and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

          (ff)         Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) since that date, to the Company's knowledge, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

          (gg)         The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representative have consented in accordance with Section 6(a)(v).

          (hh)         The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

(ii) The Stock has been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

          (jj)          The Company and its subsidiaries possess certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorities or permits would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

          (kk)           Except as would not, individually or in the aggregate, have a Material Adverse Effect, or except as disclosed in the most recent Preliminary Prospectus (including, without limitation, such disclosure as to the ownership of the Calvin Klein brands by the Calvin Klein Trademark Trust): (i) the Company or one if its subsidiaries own, or have a valid license to use on reasonable terms, patents, patent rights, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and Internet domain names or other intellectual property (collectively, "Intellectual Property") necessary for the conduct of the business of the Company and its subsidiaries as now conducted; and (ii) neither the Company nor any of its subsidiaries (X) to the knowledge of the Company, is in violation or infringement of, or has violated or infringed, any intellectual property rights of any other person or (Y) has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would reasonably be expected to render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein. The Company or one of its subsidiaries own the owned Intellectual Property free and clear of any liens or encumbrances, except as disclosed in the most recent Preliminary Prospectus, liens under the Company's revolving credit facility, liens under the Company's 7-3/4% debentures due 2023 and a lien in favor of Mr. Calvin Klein. As of the date of this Agreement there are not, and as of the date of the Closing there will not be, any events which are reasonably likely to result in a foreclosure on any such liens.

          (ll)           Neither the Company nor any of its Material Subsidiaries is in violation of any statute, law, rule, regulation, judgment, order or decree (including, without limitation environmental laws) applicable to it of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it, except as would not, individually or in the aggregate, have a Material Adverse Effect.

   Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

    2.            Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents, warrants and agrees that:

          (a)          The Selling Stockholder has placed in custody under a custody agreement (the "Custody Agreement" and, together with all other similar agreements executed by the other Selling Stockholders, the "Custody Agreements") with The Bank of New York, as custodian (the "Custodian"), for delivery under this Agreement, certificates of Series B convertible preferred stock in negotiable form (with signature notarized or guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program) representing the shares of Series B convertible preferred stock to be converted into Stock to be sold by, or on behalf of, the Selling Stockholder hereunder.

          (b)           The Selling Stockholder, or its nominee, has good and valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code (the "UCC") in respect of, the shares of Series B convertible preferred stock to be converted into Stock to be sold by, or on behalf of, the Selling Stockholder hereunder and, immediately prior to the applicable Delivery Date, the Selling Stockholder, or its nominee, will have good and valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the UCC in respect of, the shares of Stock to be sold by, or on behalf of, the Selling Stockholder hereunder, in each case free and clear of all liens, encumbrances, equities or claims, except for any liens, encumbrances, equities or claims arising hereunder or under the Custody Agreement;

          (c)          Upon payment for the Stock to be sold by, or on behalf of, such Selling Stockholder, delivery of such Stock, as directed by the Underwriters, to Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC"), registration of such Stock in the name of Cede or such other nominee and the crediting of such Stock on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Stock), (i) DTC shall be a "protected purchaser" of such Stock within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Stock and (iii) no action based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such Stock may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such Stock will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

           (d)            The Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the "Power of Attorney" and, together with all other similar agreements executed by the other Selling Stockholders, the "Powers of Attorney") appointing the Custodian and Messrs. Gregory M. Case, John F. Megrue and Christopher K. Reilly as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder.

         (e)            The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement, the Power of Attorney and the Custody Agreement. The execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Selling Stockholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

         (f)           Except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Securities Act, the rules and regulations of the New York Stock Exchange or applicable state securities laws in connection with the purchase and sale of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby.

(g) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder.

         (h)            The Power of Attorney and the Custody Agreement have been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder and constitute valid and legally binding obligations of the Selling Stockholder enforceable against the Selling Stockholder in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         (i)             The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or which has constituted or which could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

         (j)            Except as disclosed in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the issuance and sale of the Stock contemplated by this Agreement.

         (k)         Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred to any "free writing prospectus" (as defined in Rule 405), relating to the Stock.

         (l)         The Selling Stockholder is not aware of any material information concerning the Company that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and which has prompted such Selling Stockholder to sell shares of the Stock.

         (m)         The (i) Registration Statement did not, as of the Effective Date, (ii) Prospectus will not, as of its date and on the applicable Delivery Date, (iii) documents incorporated by reference in any Preliminary Prospectus or the Prospectus, did not, and any further documents filed and incorporated by reference therein, will not, when filed with the Commission, (iv) Pricing Disclosure Package did not, as of the Applicable Time and (v) each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433) when considered together with the Pricing Disclosure Package as of the Applicable Time, did not, in each case, contain an untrue statement of a material fact with respect to such Selling Stockholder or omit to state a material fact with respect to such Selling Stockholder required to be stated therein or necessary to make the statements therein (except with respect to the Registration Statement, in the light of the circumstances under which they were made) not misleading, which untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Stockholder specifically for inclusion therein as specified in Section 10(g).

Any certificate signed by any officer of any Selling Stockholder and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

3.          Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, each Firm Selling Stockholder hereby agrees to sell the number of shares of the Firm Stock set forth opposite its name in Schedule 2-A hereto, severally and not jointly, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from each Firm Selling Stockholder, that number of shares of the Firm Stock that represents the same proportion of the number of shares of the Firm Stock to be sold by each Firm Selling Stockholder as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule 1 represents of the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

In addition, each Option Selling Stockholder grants to the Underwriters an option to purchase up to the number of shares of Option Stock set forth opposite such Option Selling Stockholder's name in Schedule 2-B hereto, severally and not jointly. Such option is granted in the event that the Underwriters sell more than the number of shares of Firm Stock and is exercisable as provided in Section 5 hereof. Any such election to purchase Option Stock shall be made in proportion to the maximum number of shares of Option Stock to be sold by each Option Selling Stockholder as set forth in Schedule 2 hereto. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

The price of both the Firm Stock and any Option Stock purchased by the Underwriters shall be $36.385 per share.

The Selling Stockholders shall not be obligated to deliver any of the Firm Stock or Option Stock, as the case may be, to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

4.           Offering of Stock by the Underwriters. Upon authorization by the Representative of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

5.           Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, NY 10019 at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the "Initial Delivery Date." Delivery of the Firm Stock shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Firm Stock being sold by the Firm Selling Stockholders to or upon the order of the Firm Selling Stockholders by wire transfer in immediately available funds to the accounts specified by the Firm Selling Stockholders. Time shall be of the essence, and delivery at the time specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Delivery of the Firm Stock shall be made through the facilities of DTC unless the Representative shall otherwise instruct.

The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company and the Option Selling Stockholders by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representative, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the shares of Option Stock are delivered is sometimes referred to as an "Option Stock Delivery Date," and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a "Delivery Date."

Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representative and the Company) at 10:00 A.M., New York City time, on such Option Stock Delivery Date. Delivery of the Option Stock shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Option Stock being sold by the Option Selling Stockholders to or upon the order of the Option Selling Stockholders by wire transfer in immediately available funds to the accounts specified by the Option Selling Stockholders. Time shall be of the essence, and delivery at the time specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Delivery of the Firm Stock shall be made through the facilities of DTC unless the Representative shall otherwise instruct.

6.            Further Agreements of the Company and the Underwriters.

(a) The Company agrees:

              (i)            To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as permitted herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly reasonable best efforts to obtain its withdrawal;

             (ii)          To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the

Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representative and counsel for the Underwriters upon their reasonable request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

            (iii)            With respect to the Stock or in connection with the transactions contemplated hereby, to file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

            (iv)            Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent (not to be unreasonably withheld or delayed) of the Representative to the filing;

            (v)            Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent (not to be unreasonably withheld or delayed) of the Representative;

            (vi)          To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

            (vii)          As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company's security holders and to deliver to the Representative an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, as permitted by Rule 158);

            (viii)          Promptly from time to time to take such action as the Representative may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (1) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify or (2) file a general consent to service of process in any such jurisdiction; and

            (ix)           For a period of 90 days from the date of the Prospectus (the "Lock-Up Period"), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights or other securities convertible into or exchangeable for Common Stock), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans and associated rights under the Company's preferred stock rights agreement, each existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement with respect to any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters, and to use reasonable best efforts to cause each person set forth on Schedule 4 hereto to furnish to the Representative, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the "Lock-Up Agreements").

           (b)          Each Underwriter severally agrees that such Underwriter shall not use or refer to any "free writing prospectus" (as defined in Rule 405), other than an Issuer Free Writing Prospectus, in connection with the offering of the Stock or include any "issuer information" (as defined in Rule 433) in any such free writing prospectus, in either case without the prior written consent of the Company (not to be unreasonably withheld or delayed) (any such issuer information with respect to whose use the Company has given its consent, "Permitted Issuer Information"). Each Underwriter further severally agrees to retain any such free writing prospectus in accordance with the Rules and Regulations.

7.             Further Agreements of the Selling Stockholders. Each Selling Stockholder agrees:

           (a)            During the Lock-Up Period, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) cause to be filed a registration statement with respect to any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters.

           (b)            That the Stock to be sold by the Selling Stockholder hereunder, which is represented by the certificates held in custody for the Selling Stockholder, is subject to the interest of the Underwriters and the other Selling Stockholders thereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law or the occurrence of any other event.

            (c)           Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any "free writing prospectus" (as defined in Rule 405), relating to the Stock.

            (d)          To deliver to the Representative prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person and does not have a qualified intermediary) or Form W-9 (if the Selling Stockholder or its nominee or general partner which is a qualified intermediary is a United States person).

8.             Expenses. The Company agrees to pay all costs, expenses, fees and stock transfer taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock (other than taxes that are the responsibility of the Selling Stockholders; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the delivery and distribution of the Custody Agreements and the Powers of Attorney and the reasonable fees and expenses of the Custodian (and any other attorney-in-fact); (f) the listing of the Stock on the New York Stock Exchange; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(g) and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters); (h) the investor presentations on any "road show" undertaken in connection with the marketing of the Stock, including, without limitation, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; provided that aircraft expenses shall be paid by the Underwriters; (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters. For the avoidance of doubt, (i) any and all underwriting discounts, selling commissions and similar fees of the Underwriters shall be paid by the Selling Stockholders and not by the Company and (ii) certain other expenses of the Selling Stockholder shall be reimbursed by the Company pursuant to that certain Registration Rights Agreement, dated as of February 12, 2003, by and among the parties thereto (including the Company and the Selling Stockholders) (the "Registration Rights Agreement.")

9.             Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, or the accuracy in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

            (a)           The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with or otherwise resolved.

            (b)            No Underwriter shall have discovered or disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the reasonable opinion of Dewey Ballantine LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (c)             All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreements, the Powers of Attorney, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

            (d)           Katten Muchin Rosenman LLP shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-1.

            (e)           Mark D. Fischer, Esq., General Counsel of the Company, shall have furnished to the Representative his written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-2

             (f)           (i) Dechert LLP shall have furnished to the Representative its written opinion, as counsel to certain of the Selling Stockholders, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-3; (ii) SJ Berwin shall have furnished to the Representative its written opinion, as counsel to certain of the Selling Stockholders, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-4, and (iii) NautaDutilh N.V. shall have furnished to the Representative its written opinion, as counsel to certain of the Selling Stockholders, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-5.

            (g)           The Representative shall have received from Dewey Ballantine LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

            (h)            At the time of execution of this Agreement, the Representative shall have received, from Ernst & Young LLP, a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

             (i)            With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representative a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

            (j)            The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Vice President, Treasurer and Investor Relations and Vice President, General Counsel and Secretary stating that, to their knowledge after reasonable investigation:

              (i)           The representations and warranties of the Company in Section 1 are true and correct on and as of such Delivery Date, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, and the Company has complied in all material respects with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date; and

              (ii)           No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened;

              (iii)         They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package and, in their opinion, (A)(1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and the Pricing Disclosure Package, in light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that is required to be set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

             (k)           Each Selling Stockholder (or the Custodian or one or more attorneys-in-fact on behalf of the Selling Stockholders) shall have furnished to the Representative on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Stockholder (or the Custodian or one or more attorneys-in-fact) stating that the representations and warranties of the Selling Stockholder contained herein are true and correct on and as of such Delivery Date, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, and that the Selling Stockholder has complied in all material respects with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.

             (l)           (i) neither the Company nor any of its Material Subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) except for the grant of options or issuance of shares of Common Stock pursuant to its existing stock incentive plans, and borrowings and letters of credit issued under the Company's existing revolving credit facility, since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Material Subsidiaries or any change, or any development involving a prospective change, in or affecting the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of Lehman Brothers Inc., so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

              (m)            Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities and (iii) the United States shall have become engaged in hostilities (except for existing hostilities in Iraq and Afghanistan), there shall have been an escalation in existing hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of Lehman Brothers Inc., impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n) The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance.

              (o)              The Lock-Up Agreements between the Representative and the executive officers of the Company set forth on Schedule 4, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

              (p)              Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

10.           Indemnification and Contribution.

            (a)          The Company shall indemnify and hold harmless each Underwriter, its directors, members, managers, partners, trustees, officers and employees, affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act (each, an "Underwriter Indemnified Party"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock) to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any "free writing prospectus" (as defined in Rule 405) used or referred to by any Underwriter or (D) any "road show" (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus, when considered together with the most recent Preliminary Prospectus (collectively, "Road Show Material"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, Issuer Free Writing Prospectus, Road Show Material and the Prospectus, in the light of the circumstances under which they were made) not misleading and shall reimburse each Underwriter Indemnified Party promptly upon demand, but in no event later than 30 days following such demand, for any reasonable legal or other expenses incurred by that Underwriter Indemnified Party in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that upon a final determination by a court of competent jurisdiction that any Underwriter Indemnified Party was not entitled to payment of such expenses by the Company pursuant to this subsection (a), such Underwriter Indemnified Party shall reimburse such payment to the Company; provided further, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f). Notwithstanding the foregoing, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) if (i) such loss, claim, damage, liability or judgment arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus or any amendment or supplement thereto, as the case may be, (ii) the Company informed the Representative of such untrue statement or alleged untrue statement or omission or alleged omission prior to the confirmation of sales of the Shares, (iii) such untrue statement or alleged untrue statement or omission or alleged omission was corrected in an amended or supplemented Preliminary Prospectus (or, where permitted by law, an Issuer Free Writing Prospectus) and such corrected Preliminary Prospectus (or Issuer Free Writing Prospectus) was provided to the Underwriters such that the Underwriters had a reasonably sufficient amount of time to deliver such corrected Preliminary Prospectus (or Issuer Free Writing Prospectus) to the persons to whom the Underwriters are selling the Shares and (iv) the timely delivery of such amended Preliminary Prospectus (or Issuer Free Writing Prospectus) to such person would have constituted a complete defense to the losses, claims, damages, liabilities and judgments asserted by such person. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter Indemnified Party except that, with respect solely to the matters covered by this Agreement, the foregoing indemnity supersedes any prior indemnity agreement or arrangement pursuant to which the Company may otherwise have liability to any Underwriter Indemnified Party.

           (b)           Each Selling Stockholder severally and not jointly, in proportion to the number of shares of Stock to be sold by each of them hereunder, shall indemnify and hold harmless each Underwriter Indemnified Party from and against any loss, claim, damage or liability, joint or several, or any actions in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information any Road Show Material or any "free writing prospectus" (as defined in Rule 405), prepared by or on behalf of the Selling Stockholder or used or referred to by the Selling Stockholder in connection with the offering of the Stock in violation of Section 7(d) (a "Selling Stockholder Free Writing Prospectus"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material or any Selling Stockholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, Issuer Free Writing Prospectus, Road Show Material

and the Prospectus, in the light of the circumstances under which they were made) not misleading, or (iii) any breach of any representation or warranty of the Selling Stockholders in this Agreement (other than section 2(c)); provided, however, that, with respect to the indemnities provided in and reimbursement obligations in connection with clauses (i) and (ii) above, a Selling Stockholder shall be liable only with respect to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the Registration Statement, Preliminary Prospectus or Prospectus, and shall reimburse each Underwriter Indemnified Party promptly upon demand, but in no event later than 30 days following such demand, for any legal or other expenses reasonably incurred by that Underwriter Indemnified Person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided further, however, that upon a final determination by a court of competent jurisdiction that any Underwriter Indemnified Party was not entitled to payment of such expenses by such Selling Stockholder pursuant to this subsection (b), such Underwriter Indemnified Party shall reimburse such payment to such Selling Stockholder. Notwithstanding the foregoing, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) if (i) such loss, claim, damage, liability or judgment arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus or any amendment or supplement thereto, as the case may be, in each case solely with respect to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion therein, (ii) such Selling Stockholder informed the Representative of such untrue statement or alleged untrue statement or omission or alleged omission prior to the confirmation of sales of the Shares, (iii) such untrue statement or alleged untrue statement or omission or alleged omission was corrected in an amended or supplemented Preliminary Prospectus (or, where permitted by law, an Issuer Free Writing Prospectus) and such corrected Preliminary Prospectus (or Issuer Free Writing Prospectus) was provided to the Underwriters such that the Underwriters had a reasonably sufficient amount of time to deliver such corrected Preliminary Prospectus (or Issuer Free Writing Prospectus) to the persons to whom the Underwriters are selling the Shares and (iv) the timely delivery of such amended Preliminary Prospectus (or Issuer Free Writing Prospectus) to such person would have constituted a complete defense to the losses, claims, damages, liabilities and judgments asserted by such person. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholders may otherwise have to any Underwriter Indemnified Party.

           (c)          Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Stockholder, their respective directors, members, managers, partners, trustees, officers, employees, and affiliates, and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Stockholder or any such director, member, manager, partner, trustee, officer, employee, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Road Show Material, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Road Show Material any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f), and shall reimburse the Company, such Selling Stockholder or any such director, member, manager, partner, trustee, officer, employee, affiliate or controlling person promptly upon demand, but in no event later that 30 days following such demand, for any legal or other expenses reasonably incurred by the Company, such Selling Stockholder or any such director, member, manager, partner, trustee, officer, employee, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that upon a final determination by a court of competent jurisdiction that the Company, such Selling Stockholder or any such director, member, officer, employee, affiliate or controlling person was not entitled to payment of such expenses by such Underwriter pursuant to this subsection (a), the Company, such Selling Stockholder or any such director, member, officer, affiliate, employee or controlling person shall reimburse such payment to such Underwriter. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, such Selling Stockholder or any such director, officer, employee or controlling person. Notwithstanding the foregoing, the Underwriters shall not be liable for any losses, claims, damages or liabilities arising solely out of or solely based on the Company's failure to perform its obligations under Section 6(a) of this Agreement.

            (d)          Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation and reasonable costs incurred for actions taken at the indemnifying party's request. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed promptly, but in no event later than 30 days, following demand from the indemnified parties for reimbursement of such fees and expenses as they are incurred; provided, however, that upon a final determination by a court of competent jurisdiction that any indemnified party was not entitled to payment of such expenses by the indemnifying party pursuant to this subsection (d) (including because such party is not entitled to indemnification with respect to such matter pursuant to this Section 10), such indemnified party shall promptly reimburse such payment to the indemnifying party. Any such separate firm for any Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act shall be designated in writing by

Lehman Brothers Inc., any such separate firm for the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall be designated in writing by the Company and any such separate firm for any Selling Stockholder, its directors and officers and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Securities Act shall be designated in writing by such Selling Stockholder. Each indemnified party shall use reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise or consent to the entry of judgment with respect to any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement, compromise or consent (A) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (B) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment in favor of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

           (e)         If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party and to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action referred to in Section 10(a), 10(b) or 10(c), (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, as set forth in the table on the cover page of the Prospectus, on the one hand, bears to the total underwriting discounts and commissions received by the

Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

         (f)          The Underwriters severally confirm and the Company and each Selling Stockholder acknowledges and agrees that the statements regarding the delivery of shares by the Underwriters set forth on the cover page of, the second paragraph of the subsection entitled "Commissions and Expenses" and the subsection entitled "Stabilization, Short Positions and Penalty Bids" (other than the final paragraph thereof) appearing under the caption "Underwriting" in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Road Show Material.

          (g)           The Selling Stockholders severally confirm, and the Company and each Underwriter severally acknowledges and agrees, that the information relating to the Selling Stockholders under (i) the column headings "Shares Beneficially Owned" and "Number of Shares to be Sold in this Offering", (ii) the column heading "Number" that is under the column heading "Number of Shares Beneficially Owned After the Sale of Shares in this Offering" and (iii) the text of footnote (1), in each case in the table under the heading "Principal and Selling Stockholders" under the caption "Principal and Selling Stockholders" in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Selling Stockholders furnished in writing to the Company by or on behalf of the Selling Stockholders specifically for inclusion in any Preliminary Prospectus or Prospectus.

           (h)            The Company and each of the Selling Stockholders acknowledge and agree that indemnification arrangements solely among the Selling Stockholders and the Company shall be governed by the provisions of Article III of the Registration Rights Agreement.

           (i)            Notwithstanding anything to the contrary contained herein, the liability of any Selling Stockholder for indemnification or contribution under this Section 10 shall not exceed an amount equal to the number of shares of Stock sold by the Selling Stockholder hereunder multiplied by the purchase price per share set forth in Section 3 hereof.

11.          Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the total number of shares of the Stock to be purchased on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximum is exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Stock Delivery Date, the obligation of the Underwriters to purchase, and of the Option Selling Stockholders to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Stockholders for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

12.          Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(l), 9(m) and 9(p) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

13.          Reimbursement of Underwriters' Expenses. If any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or a Selling Stockholder to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or a Selling Stockholder is not fulfilled, the Company (in the event the Company is the cause of such failure) or a Selling Stockholder (in the event such Selling Stockholder is the cause of such failure) will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand and presentation of reasonable supporting documentation the Company or a Selling Stockholder, as the case may be, shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, neither the Company nor any Selling Stockholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

14.          No fiduciary duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Company and the Selling Stockholders acknowledge and agree that: (i) nothing herein shall create a fiduciary or agency relationship between the Company or Selling Stockholders, on the one hand, and the Underwriters, on the other; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Selling Stockholders in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Stock; (iii) the relationship between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters, on the one hand, and the Company or Selling Stockholders, on the other hand, owe to each other shall be limited to those duties and obligations specifically stated herein; and (v) the Company and the Selling Stockholders hereby acknowledge that in connection with the offering contemplated hereby, there may be differing interests between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand.

The Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, hereby waive and release, to the fullest extent permitted by law, any claims that they may have against each other with respect to any breach or alleged breach of fiduciary duty.

15.          Research Independence. In addition, the Company and the Selling Stockholders acknowledge that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholders by such Underwriters' investment banking divisions. The Company and the Selling Stockholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

16.          Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a)          if to the Underwriters, shall be delivered or sent by hand delivery, mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421);

            (b)         if to the Company, shall be delivered or sent by hand-delivery, mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Mark D. Fischer, Esq., Vice President, General Counsel and Secretary (Fax: 212-381-3993); and

(c) if to any Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at the address set forth on Schedule 2 hereto;

provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative, and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by the Custodian.

17.          Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the indemnity agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the directors, members, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement or any agreement or certification delivered in connection therewith and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18.           Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19.           Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405.

20.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21.            Counterparts. This Agreement may be executed via facsimile in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22.             Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.
Very truly yours,

PHILLIPS-VAN HEUSEN CORPORATION

By: /s/ Mark D. Fischer
Name:	Mark D. Fischer
Title:	Vice President, General Counsel and
Secretary

THE SELLING STOCKHOLDERS NAMED IN SCHEDULE 2 TO THIS AGREEMENT

By: /s/ John F. Megrue
Attorney-in-Fact
Name: John F. Megrue
Title:

(Underwriting Agreement)

Lehman Brothers Inc. For itself and as Representative of the several Underwriters named in Schedule 1 hereto
By Lehman Brothers Inc.

By: /s/ Spencer Hart Authorized Representative

(Underwriting Agreement)

SCHEDULE 1
Underwriters	Number of Shares of Firm Stock
Lehman Brothers Inc.	5,380,760
Credit Suisse Securities (USA) LLC	1,307,474
J.P. Morgan Securities Inc.	1,307,474
Banc of America Securities LLC	1,307,474
Piper Jaffray & Co	754,313

Total	10,057,495

1-1

SCHEDULE 2

PART A
Name and Address of Firm Selling Stockholder	Number of Shares of Firm Stock
Apax Europe V-A, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey, Channel Islands	6,286,308
Apax Europe V-B, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey, Channel Islands	1,130,706
Apax Europe V C GmbH & Co. KG, at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey, Channel Islands	642,823
Apax Europe V-D, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey, Channel Islands	847,203
Apax Europe V-E, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey, Channel Islands	843,776
Apax Europe V-F, C.V., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey, Channel Islands	148,431
Apax Europe V-G, C.V., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey, Channel Islands	148,431
Apax Europe V-1, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey, Channel Islands	4,795
Apax Europe V-2, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey, Channel Islands	5,022
Total	10,057,495

2-1

PART B

Name and Address of Option Selling Stockholder	Number of Shares of Option Stock
Apax Europe V-A, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey, Channel Islands	942,946
Apax Europe V-B, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey, Channel Islands	169,606
Apax Europe V C GmbH & Co. KG, at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey, Channel Islands	96,423
Apax Europe V-D, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey, Channel Islands	127,080
Apax Europe V-E, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey, Channel Islands	126,567
Apax Europe V-F, C.V., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey, Channel Islands	22,265
Apax Europe V-G, C.V., at 13-15 Victoria Road, St. Peter Port, Guernsey, Channel Islands	22,265
Apax Europe V-1, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey, Channel Islands	719
Apax Europe V-2, L.P., at 13-15 Victoria Road, St. Peter Port GY1 3ZD, Guernsey, Channel Islands	753
Total	1,508,624

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SCHEDULE 3

Calvin Klein, Inc.

Cluett Peabody Resources Corporation

Cluett Peabody & Co., Inc.

3-1

SCHEDULE 4

PERSONS DELIVERING LOCK-UP AGREEMENTS

Emanuel Chirico

Bruce J. Klatsky

Francis K. Duane

Michael Shaffer

Allen E. Sirkin

Michael Zaccaro

4-1

Exhibit A

LOCK-UP LETTER AGREEMENT

Lehman Brothers Inc.
As Representative of the several
Underwriters named in Schedule 1
to the Underwriting Agreement (defined below),
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the "Underwriters") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") among Phillips-Van Heusen Corporation, a Delaware corporation (the "Company"), the stockholders of the Company named in Schedule 2 thereto (the "Selling Stockholders") and the Underwriters, providing for the purchase by the Underwriters of shares (the "Stock") of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company and that the Underwriters propose to reoffer the Stock to the public (the "Offering").

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Lehman Brothers Inc. on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Stock), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) cause to be filed a registration statement with respect to any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period of 90 days after the date of the Prospectus relating to the Offering (such 90-day period, the "Lock-Up Period").

Notwithstanding the foregoing, the undersigned, together with all other executive officers of the Company set forth on Schedule 4 of the Underwriting Agreement, may offer, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in a disposition of) up to 150,000 shares of Common Stock in the aggregate, in addition to shares of Common Stock that are scheduled to be sold under 10b5-1 purchase plans designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended ("10b5-1 Plans"), that are in effect as of the date of the Offering. For the avoidance of doubt, nothing in this agreement shall prohibit the undersigned from (i) entering into a 10b5-1 Plan (subject to the aggregate limit set forth in the preceding sentence with respect to the undersigned and all other executive officers of the Company set forth on Schedule 4 of the Underwriting Agreement), (ii) taking any and all actions on behalf of the Company in the undersigned's capacity as a director and/or officer of the Company, including, but not limited to, any and all actions related to the issuance of Common Stock upon the exercise of stock options or warrants or the conversion of securities that are convertible into Common Stock or (iii) surrendering to the Company shares of Common Stock held by the undersigned (which involves no sale or other disposition of such Common Stock and which Common Stock is designated by the Company upon such surrender as treasury shares) in satisfaction of the exercise price payable upon exercise of a stock option granted to the undersigned.

Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock to any members of the immediate family of the undersigned; provided in each case that the transferee agrees to be bound in writing by the restrictions set forth herein.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from his obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company, the Selling Stockholders and the Underwriters will  proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholders and the Underwriters.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall expire upon the death of the undersigned.
Very truly yours,
By:______________________________
Name: Title:
Dated: _______________

EXHIBIT B-1

FORM OF OPINION OF ISSUER'S COUNSEL

(i)          The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power to own its properties and conduct its business as described in the Prospectus.

(ii)          The Company has an authorized capitalization as set forth in the Prospectus.

(iii)          The shares of Stock to be sold by the Selling Stockholders under this Agreement have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus.

(iv)          Except as disclosed in the Prospectus, there are no preemptive rights under federal or New York law or under the Delaware General Corporation Law to subscribe for or purchase shares of the Stock pursuant to an agreement to which the Company is a party and known to such counsel and there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel.

(v)          The Agreement has been duly and validly authorized, executed and delivered by the Company.

(vi)         The execution, delivery and performance of the Agreement by the Company, the issue and sale of the Stock on such Delivery Date do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would reasonably be likely to constitute a default) under, (A) the charter or by-laws (or similar organizational documents) of the Company; or (B) any Delaware, New York or federal statute or any rule or regulation, or any order known to such counsel, but without having performed a docket search, issued by any court or governmental agency or body having jurisdiction over the Company and applicable to transactions of this type.

(vii)         To such counsel's knowledge, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company of the transactions contemplated by the Agreement in connection with the issuance or sale of the Stock, except for such consents, approvals, authorizations, orders and filings under applicable state securities laws and under the Securities Act in connection with the issuance or sale of the Stock.

(viii)        The Preliminary Prospectus and the Prospectus were filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein. To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for such purpose has been instituted or threatened by the Commission.

B-1-1

(ix)         The statements set forth in the Prospectus under the caption "Description of Capital Stock" insofar as they purport to constitute a summary of matters of law and a summary of legal matters or the documents referred to therein, are correct summaries in all material respects.

(x)          The statements set forth in the Prospectus under the caption "Material United States Federal Income and Estate Tax Considerations for Non-U.S. Holders," insofar as they constitute a summary of matters of United States federal income tax law (but not insofar as they relate to any expectation, anticipation or belief regarding status as a United States real property holding corporation for United States federal income tax purposes), constitute an accurate summary of the matters described under such caption in all material respects.

(xi)          The Company is not an "investment company" as defined in the U.S. Investment Company Act of 1940.

In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, the Underwriters and their counsel and representatives of the independent public accountants for the Company, at which conferences the contents of the Registration Statement, Prospectus and Pricing Disclosure Package, and related matters were discussed, and, although such counsel will not pass upon and will not assume any responsibility for the accuracy, completeness or fairness of the statements in the Registration Statement, Prospectus or Pricing Disclosure Package (except as expressly provided by such counsel), and such counsel has not otherwise verified or made independent investigation thereof, on the basis of the foregoing (relying as to materiality to the extent deemed appropriate upon the opinions of officers and other representatives of the Company), no facts have come to such counsel's attention in the course of such participation to lead such counsel to believe that (A) the Registration Statement, as of the Effective Date, (B) the Prospectus, as of its date and as of the date of such counsel's opinion or (C) the most recent Preliminary Prospectus, together with the Issuer Free Writing Prospectuses set forth on a schedule to such counsel's opinion reasonably acceptable to counsel to the Underwriters, as of the Applicable Time (other than, with respect to the Registration Statement, Prospectus and most recent Preliminary Prospectus, the financial statements and related notes thereto and supporting schedules and other financial information and statistical information contained therein, as to which such counsel will express no view), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and the most recent Preliminary Prospectus, in light of the circumstances under which they were made) not misleading.

B-1-2

In rendering such opinion, such counsel may rely as to matters of fact, to the extent counsel deems proper, on representations and certificates of responsible officers of the Company and upon certificates from public officials. Such counsel may assume, to the extent counsel deems proper, that all of the representations and warranties contained in the Agreement are accurate, true and correct (except to the extent they contain legal conclusions that are otherwise the subject of this opinion). Such counsel may assume, to the extent counsel reasonably deems proper, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to such counsel as originals and the conformity to original documents submitted to such counsel as copies. Wherever a statement is qualified by such counsel's "knowledge", it is intended to indicate that those attorneys at counsel's firm who have given substantive attention to matters involving the Company do not have actual knowledge of the inaccuracy of such statement. However, except as expressly indicated, such counsel has not undertaken independent investigation to determine the accuracy of any such statement and has not examined any records of any court administrative tribunal or other similar entity in connection with such counsel's opinion.

Such opinion may state that it was not intended or written for use, and cannot be used, for the purpose of avoiding U.S. federal, State, or local tax penalties, that it was written to support the promotion or marketing of the matters addressed in such opinion and that each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

B-1-3

EXHIBIT B-2

FORM OF OPINION OF MARK D. FISCHER, ESQ., GENERAL COUNSEL OF THE COMPANY

(i)           The Company is duly qualified to do business as a foreign corporation in good standing in the jurisdictions listed on an annex to the opinion.

(ii)          All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus.

(iii)         Each of the Material Subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation with corporate power to own its properties and conduct its business as described in the Prospectus. All of the issued and outstanding capital stock of each Material Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable.

(iv)         The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated thereby, including, without limitation, the issuance and sale of the Stock, and compliance by the Company with the terms and provisions of, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would reasonably be likely to constitute a default), under the charter or by-laws (or similar organizational documents) of any Material Subsidiary or any statute or rule or regulation, or any order known to such counsel issued by any court or governmental agency or body having jurisdiction over any Material Subsidiary, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or properties of the Company or any Material Subsidiaries under any indenture, mortgage, loan or credit agreement, note, lease, permit, license or other agreement or instrument to which the Company or any Material Subsidiaries is a party or by which the Company or any Material Subsidiary is bound or to which any of the assets or properties of the Company or any Material Subsidiary is subject, except for such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect and the Company has full corporate power and authority to authorize and issue the Stock as contemplated by this Agreement;

(v)          Except as disclosed in the Prospectus, to such counsel's knowledge, but without having performed a docket search, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would, to such counsel's knowledge, reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement;

B-2-1

(vi)         Except as described or summarized in the Prospectus and with respect to shares of the Company's common stock (i) issued to the former stockholders of Calvin Klein, Calvin Klein (Europe), Inc., Calvin Klein (Europe II) Corp., Calvin Klein Europe S.r.l. and CK Service Corp. in connection with the Company's acquisition of such companies and (ii) issuable upon conversion of the Company's Series B convertible preferred stock, to such counsel's knowledge there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(vii)        The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion. The Registration Statement, at the Effective Time, and the Prospectus, as of its date, on its face, complied as to form, in all material respects, with the requirements of the Securities Act and the Rules and Regulations, except that such counsel need express no opinion with respect to the financial statements or other financial data or statistical data contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, the Underwriters and their counsel and representatives of the independent public accountants for the Company, at which conferences the contents of the Registration Statement, Prospectus and Pricing Disclosure Package, and related matters were discussed, and, although such counsel will not pass upon and will not assume any responsibility for the accuracy, completeness or fairness of the statements in the Registration Statement, Prospectus and Pricing Disclosure Package (except as expressly provided by such counsel), and such counsel has not otherwise verified or made independent investigation thereof, on the basis of the foregoing, no facts have come to such counsel's attention in the course of such participation or representation of the Company to lead such counsel to believe that (A) the Registration Statement, as of the Effective Date, (B) the Prospectus, as of its date and as of the date of such counsel's opinion or (C) the most recent Preliminary Prospectus, together with the Issuer Free Writing Prospectuses set forth on a schedule to such counsel's opinion reasonably acceptable to counsel to the Underwriters, as of the Applicable Time (other than, with respect to the Registration Statement, Prospectus and most recent Preliminary Prospectus, the financial statements and related notes thereto and supporting schedules and other financial information and statistical information contained therein, as to which such counsel will express no view), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and the most recent Preliminary Prospectus, in light of the circumstances under which they were made) not misleading.

B-2-2

In rendering such opinion, such counsel may rely as to matters of fact, to the extent counsel deems proper, on certificates of responsible officers of the Company and upon certificates from public officials. Such counsel may assume, to the extent counsel deems proper, that all of the representations and warranties of parties other than the Company contained in the Agreement are accurate, true and correct (except to the extent they contain legal conclusions that are otherwise the subject of this opinion). Such counsel may assume, to the extent counsel deems proper, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to such counsel as originals and the conformity to original documents submitted to such counsel as copies. Wherever a statement is qualified by such counsel's "knowledge", it is intended to indicate that such counsel does not have actual knowledge of the inaccuracy of such statement. However, except as expressly indicated, such counsel has not undertaken independent investigation to determine the accuracy of any such statement and has not examined any records of any court administrative tribunal or other similar entity in connection with such counsel's opinion.

B-2-3

EXHIBIT B-3

FORM OF OPINION OF SELLING STOCKHOLDERS' COUNSEL

1.          Each Apax Delaware Fund has full limited partnership power and authority to enter into the Transaction Documents to which it is a party. The execution, delivery and performance by each Apax Delaware Fund of the Transaction Documents to which such Apax Delaware Fund is a party and the consummation by such Apax Delaware Fund of the transactions contemplated thereby do not and will not (i) result in any violation of the provisions of the Limited Partnership Agreement of such Apax Delaware Fund or (ii) result in any violation of any statute or any rule or regulation of, or any order known to us issued by any court or governmental agency or body having jurisdiction over such Apax Delaware Fund or the property or assets of such Apax Delaware Fund and which in our experience is generally applicable to transactions of the type described in the Underwriting Agreement or the Limited Partnership Agreement of such Apax Delaware Fund.

2.          Except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Securities Act, the rules and regulations of the New York Stock Exchange or applicable state securities laws in connection with the purchase and sale of the Stock by the Underwriters or those which the failure to obtain would not materially adversely affect the ability of any Apax Delaware Fund to consummate the transactions contemplated by the Underwriting Agreement, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any Apax Delaware Fund or the property or assets of such Apax Delaware Fund is required for the execution, delivery and performance of any Transaction Document by such Apax Delaware Fund and the consummation by such Apax Delaware Fund of the transactions contemplated thereby.

3.          Each Apax Delaware Fund has duly and validly authorized, executed and delivered each Transaction Document to which it is a party.

4.          Each of the Custody Agreement and the Power of Attorney to which any Apax Delaware Fund is a party constitutes the valid and legally binding obligation of such Apax Delaware Fund enforceable against such Apax Delaware Fund in accordance with its terms.

5.          Each Apax Delaware Fund has the right, power and authority to sell, assign, transfer and deliver such shares to be sold by such Apax Delaware Fund under the Underwriting Agreement.

6.          Upon payment for the Stock to be sold by each Selling Stockholder, delivery of such Stock, as directed by the Underwriters, to Cede & Co. or such other nominee as may be designated by DTC, registration of such Stock in the name of Cede & Co. or such other nominee and the crediting of such Stock on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Stock), (i) DTC shall be a "protected purchaser" of such Stock within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Stock and (iii) no action based on any "adverse claim," within the meaning of Section 8-102 of the UCC, to such Stock may be asserted against the Underwriters with respect to such security entitlement.

B-3-1

EXHIBIT B-4

FORM OF OPINION OF THE SELLING STOCKHOLDERS' U.K. COUNSEL

a.           the English Partnerships have full power and authority under their respective Partnership Agreements to enter into the Documents;

b.          the Manager is a private company limited by shares duly incorporated and validly existing under English law under registered number 04094238 with full power under its memorandum and articles of association to act as discretionary investment manager of the Partnerships;

c.          pursuant to and upon the terms of the relevant Management Agreement, the Manager was appointed and remains the discretionary investment manager of the portfolio of each of the Partnerships;

d.          under the terms of the Management Agreements, the Manager has the power to enter into agreements on behalf of each of the Partnerships;

e.          on the basis of (a) - (d) above, the execution and delivery of the Documents has been duly authorized, and the Documents have been duly executed and delivered, by the Partnerships acting through the Manager as discretionary investment manager of the Partnerships;

f.           the Powers of Attorney and the Custody Agreements constitute legally binding obligations of the Partnerships and are enforceable against the Partnerships in accordance with their terms;

g.          assuming that the obligations and liabilities expressed to be assumed by the Partnerships pursuant to the provisions of the Documents constitute valid and legally binding obligations under the laws of the State of New York, USA and laws other than the laws of England shall not have effect in such regard, the entry into of the Documents and the performance of the obligations set out therein by the Partnerships does not (i) result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any agreement or instrument referred to herein to which any Partnership is a party or by which any Partnership is bound or to which any of the property or assets of any Partnership is subject (ii) result in any violation of the provisions of the Partnership Agreements or (iii) result in any violation of any statute or law of England; and

h.          except for such consents, approvals, authorisations, registrations or qualifications as may be required under applicable U.S. state securities laws in connection with the purchase and sale of stock, in connection with the Transaction, no consent, approval, authorisation or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any Partnership or the property or assets of any Partnership is required for the execution, delivery and performance of the Documents by any Partnership.

B-4-1

EXHIBIT B-5

FORM OF OPINION OF THE SELLING STOCKHOLDERS'
NETHERLANDS COUNSEL

1.           Each of the Partnerships has the power to enter into the Transaction Documents and none of the Partnerships violates any provision of its Partnership Agreement by entering into the Transaction Documents or by performing its obligations thereunder.

2.           The General Partner is authorized to represent and bind each of the Partnerships vis-à-vis the other parties to the Transaction Documents.

3.           Each of the Partnerships has validly signed the Transaction Documents.

4.           The contractual obligations of each of the Partnerships under the Transaction Documents are enforceable against these Partnerships in the Netherlands in accordance with their terms.

5.           Entering into the Transaction Documents by the each of the Partnerships and the performance by each of the Partnerships of its obligations thereunder does not in itself result in a violation of Netherlands Law that would affect the enforceability of the Transaction Documents in the Netherlands.

6.          No authorization, consent or approval license or order from or notice to or filing with any regulatory or other authority or governmental body of the Netherlands is required by any of the Partnerships in connection with the entering into the Transaction Documents or the performance of its obligations thereunder, which, if not obtained or made, would affect the enforceability of the Transaction Documents.

B-5-1